UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 22, 2015

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Earthstone Energy, Inc. (the “Company”) held on October 22, 2015 (the “Meeting”), discussed further in Item 5.07 below, the Company’s stockholders approved an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock authorized to be issued under the Plan by 750,000 shares (the “Plan Amendment”), to a total of 1.5 million shares.  A copy of the Plan Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A description of the Plan is included in the Company’s 2015 annual proxy statement filed with the U.S. Securities and Exchange Commission on September 21, 2015 under the heading “Proposal 3 — Approval of an Amendment to Our 2014 Long-Term Incentive Plan” and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to amend Section 10.2 to permit stockholder action by written consent. The Amendment was effective October 22, 2015. As a result of the stockholders approving the Amendment, the board of directors (the “Board”) of the Company approved an amendment to the Amended and Restated Bylaws (the “Bylaws”) of the Company that adds Section 2.14 to the Bylaws permitting stockholder action by written consent (the “Bylaws Amendment”). The Bylaws Amendment was effective October 22, 2015.

The description of the Amendment and the Bylaws Amendment contained in this Item 5.03 do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Bylaws Amendment filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders was held on October 22, 2015 for the purpose of voting on five proposals.

The first proposal was the election of three individuals to serve as Class II directors of the Company for two-year terms expiring in 2017. The three directors elected and the tabulation of votes for each was:

Nominees for Class II Directors	For	Withheld	Broker Non-Votes
Douglas E. Swanson, Jr.	12,773,888	143,696	-
Brad A. Thielemann	12,773,474	144,110	-
Zachary G. Urban	12,853,731	63,853	-

The second proposal was the election of two individuals to serve as Class III directors of the Company for three-year terms expiring in 2018. The two directors elected and the tabulation of votes for each was:

Nominees for Class III Directors	For	Withheld	Broker Non-Votes
Jay F. Joliat	12,826,804	90,780	-
Robert L. Zorich	12,773,928	143,656	-

The Company’s continuing directors after the Meeting include Frank A. Lodzinski and Ray Singleton.

The third proposal was to approve the Plan Amendment. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
12,882,667	30,601	4,316	-

The fourth proposal was to approve the Amendment. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
12,722,058	188,775	6,751	-

The fifth proposal was the ratification of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for 2015. The votes on the proposal were:

For	Against	Abstain
12,909,851	1,786	5,947

Each proposal was approved by the Company’s stockholders at the Meeting. Stockholders owning a total of 12,917,584 shares voted at the Meeting, representing approximately 93.4% of the shares of Company common stock outstanding as of the record date for the Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated October 22, 2015.
3.2	Second Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated October 22, 2015.
10.1	First Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan dated October 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: October 26, 2015	By:	/s/ G. Bret Wonson
G. Bret Wonson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated October 22, 2015.
3.2	Second Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated October 22, 2015.
10.1	First Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan dated October 22, 2015.